EXHIBIT 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

2 North LaSalle Street
Suite 1020
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

Dobson Communications Corporation
(Exact name of obligor as specified in its charter)

Oklahoma	73-1513309
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Dobson Cellular Systems, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1364699
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Dobson Operating Co., LLC
(Exact name of obligor as specified in its charter)

Oklahoma	73-1578211
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

DOC Lease Co., LLC

(Exact name of obligor as specified in its charter)

Oklahoma	03-0503364
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

14201 Wireless Way
Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

9-7/8% Second Priority Senior Secured Notes due 2012

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

      Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 26th day of April, 2005.

BNY Midwest Trust Company
By:	/s/ D.G. Donovan
	Name:	D.G. Donovan
	Title:	Vice President

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on December 31, 2004, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

	ASSETS		Thousands of Dollars
			(000)

1.	Cash and Due from Depository Institution		48,932

2.	U.S. Treasury Securities		- 0 -

3.	Obligations of States and Political Subdivisions		- 0 -

4.	Other Bonds, Notes and Debentures		- 0 -

5.	Corporate Stock		- 0 -

6.	Trust Company Premises, Furniture, Fixtures and		593

7.	Other Assets Representing Trust Company Premises Accounts Receivable		3,984

8.	Goodwill		86,813

9.	Intangibles		-0-

10.	Other Assets		3,220

	(Itemize amounts greater than 15% of Line 10)

	Income Taxes Receivable	3,217

11.	TOTAL ASSETS		143,542

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

	LIABILITIES		Thousands of Dollars

12.	Accounts Payable		1,312

13.	Taxes Payable		0

14.	Other Liabilities for Borrowed Money		25,425

15.	Other Liabilities

	(Itemize amounts greater than 15% of Line 14)

	Reserve for Taxes	13,902
			14,244

16.	TOTAL LIABILITIES		40,981

	EQUITY CAPITAL

17.	Preferred Stock		- 0 -

18.	Common Stock		2,000

19.	Surplus		67,130

20.	Reserve for Operating Expenses		- 0 -

21.	Retained Earnings (Loss)		33,431

22.	TOTAL EQUITY CAPITAL		102,561

23.	TOTAL LIABILITIES AND EQUITY CAPITAL		143,542

I,	Robert L. DePaola, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola

(Signature of Officer Authorized to Sign Report)